To:           Barry Lyons

From:         Jack Keiser

Date:         April 12, 2000

Re:           Transition Bonus


As you know, Thermo Electron has undertaken an aggressive reorganization plan. This restructuring is critical for the long term health and success of Thermo Electron.

This transition will take up to two years to complete. To make the transition successfully, it is important that we retain your services during this period.

To provide you with an incentive to support the company through this transition, Thermo Electron is offering you a transition bonus equal to 100% of your annual base salary. This bonus will be paid to you on July 1, 2001.

Since this bonus will be considered income it will be subject to appropriate federal, state, city and other tax withholding requirements.

As always, your employment during this period will continue to be as an employee-at-will. If you elect to leave the company voluntarily Prior to July 1, 2001 you will forfeit this bonus.

If your employment is terminated during this transition period without cause, your transition bonus will be paid to you at that time.

Termination of your employment for cause during this period (e.g. for gross personal misconduct, insubordination, misappropriation of funds, fraud, dishonesty, gross neglect of or failure to perform the duties reasonably required of you, or any conduct which is in willful violation of any applicable law or regulation pertaining to Thermo Electron) will also result in the forfeiture of this bonus.

You will also be paid a prorated portion of your annual reference bonus for the time you have worked in 2001 at the time your employment is severed.


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This agreement supercedes the bonus offer made to you on January 18,2000 and constitutes the entire agreement between us. That original bonus commitment is now null and void.

I appreciate your past contributions to our company and look forward to working with you as we reorganize our business to assure our future success. If you have any questions regarding any of the terms of this agreement, please do not hesitate to contact me.

Once you have read and understood the terms of this offer, please indicate your agreement by signing below on the line above your typewritten name, make a copy for your records and return the original document to Joe Momyer.





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         Barry Lyons                                          Date